Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
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May 19, 2020
Xilinx, Inc.
2100 Logic Drive
San Jose, California 95124
Re:      Xilinx, Inc.
Registration Statement on Form S-3 (File No. 333-238120)
Ladies and Gentlemen:
We have acted as special United States counsel to Xilinx, Inc., a Delaware corporation (the “Company”), in connection with the public offering of $750,000,000 aggregate principal amount of the Company’s 2.375% Senior Notes due 2030 (the “Notes”) to be issued under the Indenture, dated as of the date hereof (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of the date hereof (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).
In rendering the opinions stated herein, we have examined and relied upon the following:
(a)    the registration statement on Form S-3 (File No. 333-238120) of the Company relating to the Notes and other securities of the Company filed on May 8, 2020 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

Xilinx, Inc.
May 19, 2020

(b)    the prospectus, dated May 8, 2020 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;
(c)    the preliminary prospectus supplement, dated May 12, 2020 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Notes, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
(d)    the prospectus supplement, dated May 14, 2020 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Notes, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
(e)    an executed copy of the Underwriting Agreement, dated May 12, 2020 (the “Underwriting Agreement”), among the Company and BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as the representatives of the underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Notes;
(f)    an executed copy of the Base Indenture;
(g)    an executed copy of the Supplemental Indenture;
(h)    the global certificates evidencing the Notes, executed by the Company and registered in the name of Cede & Co. (the “Note Certificates”), delivered by the Company to the Trustee for authentication and delivery;
(i)    an executed copy of a certificate of Catia Hagopian, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);
(j)    a copy of the Company’s Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of May 8, 2020, and certified pursuant to the Secretary’s Certificate;
(k)    a copy of the Company’s bylaws, as amended and in effect as of the date hereof, and certified pursuant to the Secretary’s Certificate; and
(l)    a copy of certain resolutions of the Board of Directors of the Company, adopted on May 7, 2020, certified pursuant to the Secretary’s Certificate.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.
In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all

Xilinx, Inc.
May 19, 2020

documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including those in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.
We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined-on Law”).
As used herein, “Transaction Documents” means the Underwriting Agreement, the Indenture and the Note Certificates.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Note Certificates have been duly authorized by all requisite corporate action on the part of the Company and duly executed by the Company under the DGCL, and when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificates will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.
The opinions stated herein are subject to the following qualifications:
(a)    we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether =-[enforcement is sought in equity or at law);
(b)    we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;
(c)    except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;
(d)    we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state

Xilinx, Inc.
May 19, 2020

securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;
(e)    we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document; and
(f)    to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.
In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:
(a)    neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Notes (i) constituted or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements or instruments which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K), (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violated or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and
(b)    neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Notes, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.
We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Xilinx, Inc.
May 19, 2020

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP